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EXHIBIT 10.1

                        STOCK OPTION SURRENDER AGREEMENT
                                      AND
            AMENDMENT TO ALL SENIOR EXECUTIVE EMPLOYMENT AGREEMENT(S)

         Each of the undersigned ("Senior Executives") of Integrated Healthcare Holdings, Inc. ("Company") have been employed pursuant to certain substantially similar written agreements, each of which is entitled "Employment Agreement." Each Employment Agreement contains a provision ("Stock Option Provision"), purportedly permitting the purchase of the Company's common stock, which states:

                  "STOCK OPTIONS. The Company will grant Executive, effective as of the Commencement Date, an option to purchase [a specific number] of the company's class A common stock, .001 value per share, at a price of the mean average per share for 10 days following the Commencement Date. This option will be for a period of [a specific number of] years and will vest at the rate of [a specific number] % on each anniversary of this Agreement. Executive shall receive additional stock options annually if certain Company goals are met. Additional information regarding Company's stock option plan shall be provided."

         Each of the undersigned Senior Executives has concluded and agrees that it is in each of the Senior Executive's and the Company's best interest for each Senior Executive to surrender and renounce any and all rights (if any) each Senior Executive may have pursuant to the Stocks Option Provision or any other provision in their respective Employment Agreements.

         Therefore, each of the undersigned Senior Executives surrenders and renounces any and all rights (if any) each Senior Executive may have pursuant to the Stock Option Provision or any other provision in their respective Employment Agreement, subject to and effective upon the execution of this Agreement by each and all of the undersigned Senior Executives.

         This Agreement shall NOT be enforceable, however, as to any of the Undersigned Senior Executives until and unless all the Senior Executives execute this Agreement. At such time as this Agreement has been executed by each of the undersigned Senior Executives, without further action or writing, each of their respective Employment Agreements shall be deemed to have been amended to delete the Stock Option Provision or any other provision which might be construed to give a Senior Executive any Stock Option rights in the Company's Stock.


Executed on August 3, 2006                   Executed on Aug 5th, 2006

By: /s/ Dr. Anil Shah                        By: /s/ Hari S. Lal
    ---------------------------------            -------------------------------
    Dr. Anil Shah                                Hari S. Lal



Executed on August 4, 2006                   Executed on July 13, 2006

By: /s/ Bruce Mogel                          By: /s/ Larry B. Anderson
    ---------------------------------            -------------------------------
    Bruce Mogel                                  Larry B. Anderson